EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-235769 of Fiserv, Inc. on Form S-8 of our report dated June 24, 2022, relating to the financial statements and supplemental schedule of the Fiserv 401(k) Savings Plan, appearing in this Annual Report on Form 11-K of the Fiserv 401(k) Savings Plan as of December 31, 2021 and 2020 and for the year ended December 31, 2021.

/s/ DELOITTE & TOUCHE LLP
Milwaukee, Wisconsin
June 24, 2022